EXHIBIT 99.1

FOR IMMEDIATE RELEASE

November 7, 2022

FORZA X1 REPORTS THIRD QUARTER RESULTS

FORT PIERCE, FLORIDA, November 7, 2022 – Forza X1, Inc. (Nasdaq: FRZA) (“Forza” or the “Company”), a new developer of electric sport boats with a mission to inspire the adoption of sustainable recreational boating, today reported operational highlights and financial results for the third quarter of fiscal 2022.

“To date, we have completed the design of the 25-foot FX1 dual console model, including hull, deck and small parts,” said Jim Leffew, Chief Executive Officer and President of Forza X1, Inc. “This design has gone from an intellectual concept in CAD to fiberglass and foam plugs, fiberglass molds and, finally, working boat parts in just over one year. On October 28th, the running surface of the boat and all major components were tested successfully for several hours on the Indian River Lagoon in Fort Pierce, Florida. While the motor and control systems have been successfully trialed previously, this was the first voyage including all major components, production batteries, fully functioning “alpha” engine design, control system - including the 22” Garmin screen, and Osmosis telematics unit. The performance of the boat exceeded all expectations and will provide a great baseline for improvements, iterations, and design enhancements. We anticipate revenues from the sale of these fully integrated electric boats and motors to commence in late 2023. Forza X1 will continue to build prototype engines and boats for the next six to nine months.”

“As announced in October, Forza X1 leased an 8,800 square foot industrial space in Old Fort, NC which will be utilized until our factory in McDowell County, NC is completed. The Company plans to manufacture and test Forza’s electric motors and control systems on this property,” added Jim Leffew.

“While we are working in Old Fort, the Company will be finalizing plans on its new factory. The Company intends to build our new facility over time in various phases, starting with an initial 60,000 square foot plant that would have a capacity of up to 600 boats annually. When all phases are completed, we expect the manufacturing facility could be as large as 100,000 square feet with production capabilities for up to 1,000 boats annually. We are currently targeting a Q4 2023 date for our factory’s completion. Until then, our FX1 boats will be constructed at Twin Vee’s facility in Fort Pierce. The clearing contractor has been selected and expects to mobilize in November,” stated Leffew.

“Forza X1 also hired a site manager for the North Carolina property, Mark Miller. Mark has previous plant manager experience in marine manufacturing for Cobia boats from 2006 to 2009. Additional mechanical and electrical engineering support has been added in the month of October with the thrust of their activity centered on lowering component costs and enhancing manufacturability,” added Leffew.

Highlights for the Quarter Ended September 30, 2022:

•	The Company had cash and cash equivalents of approximately $13,941,000 as of September 30, 2022.

•	The Company had working capital of approximately $14,190,000 as of September 30, 2022.

Conference Call

Jim Leffew, CEO and President of Forza X1, Inc., will hold a conference call today, Monday, November 7, 2022, at 3:00 p.m. (Eastern). To listen to the conference call, interested parties should dial-in 1-877-407-4018 and use Conference ID 13734180. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Forza X1 conference call.

The conference call will also be available through a live audio webcast that can be accessed by clicking on LINK HERE .

The Company’s complete financial statements are being filed today with the Securities and Exchange Commission and can be accessed via https://ir.forzax1.com/sec-filings.

About Forza X1, Inc.

Forza X1, Inc.’s mission is to inspire the adoption of sustainable recreational boating by producing stylish electric sport boats. We are focused on the creation, implementation and sale of electric boats utilizing our electric vehicle technology to control and power our boats and proprietary outboard electric motor. Our electric boats are being designed as fully integrated electric boats including the hull, outboard motor and control system. For more information, please visit www.forzax1.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” ““expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding revenues from the sale of the Company’s fully integrated electric boats and motors commencing in late 2023, the Company continuing to build prototype engines and boats for the next six to nine months, plans to manufacture and test Forza’s electric motors and control systems on the Old Fort, NC property, finalizing plans on Forza’s new factory in McDowell County, NC, building the new facility over time in various phases, starting with an initial 60,000 square foot plant with a capacity of up to 600 boats annually, the manufacturing facility being as large as 100,000 square feet with production capabilities for up to 1,000 boats annually when all phases are completed, targeting a Q4 2023 date for the factory’s completion and the clearing contractor for the factory in McDowell County, NC mobilizing in November. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to generate revenues from the sale of its fully integrated electric boats and motors, the Company’s ability to manufacture and test its electric motors and control systems on the Old Fort, NC property, the Company’s ability to build and complete its new facility in McDowell County, NC as planned, the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 filed with the Securities and Exchange Commission. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Glenn Sonoda
investor@forzax1.com

SOURCE: Forza X1, Inc.

	September 30,	December 31,
	2022	2021
Cash and cash equivalents	$13,940,706	$1,803,285
Current assets	$14,387,391	$1,891,762
Current liabilities	$197,239	$690,378
Working capital	$14,190,152	$1,201,384

	Successor Company Three Months Ended September 30,	Predecessor Company Three Months Ended September 30,
	2022	2021
Net sales	$—	$—
Cost of products sold	$66,543	$—
Gross loss	$(66,543)	$—
Operating expenses	$979,585	$82,230
Loss from operations	$(1,046,128)	$(82,230)
Other income (expense)	$3,465	$(3,291)
Net loss	$(1,042,663)	$(85,521)
Net loss per common share: Basic and Diluted	$(0.12)	$(0.01)
Weighted average number of common shares outstanding: Basic and diluted	8,837,470	7,000,000

	Successor Company Nine Months Ended September 30,	Predecessor Company Nine Months Ended September 30,
	2022	2021
Net sales	$—	$—
Cost of products sold	$90,633	$—
Gross loss	$(90,633)	$—
Operating expenses	$2,089,661	$117,330
Loss from operations	$(2,180,294)	$(117,330)
Other expense	$(28,944)	$(68,740)
Net loss	$(2,209,238)	$(186,070)
Net loss per common share: Basic and Diluted	(0.29)	(0.03)
Weighted average number of shares of common stock outstanding	7,619,275	7,000,000